Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Delivers 16% Revenue Growth in Q3, Driving Strong Profitability

Q3 Revenue Exceeds High End of Outlook

All Lines of Business Contribute to Consolidated Revenue Growth

Third Quarter 2025 Financial Highlights:

•Net revenue of $322.8 million increased 15.9% year over year
•Adjusted EBITDA of $34.2 million with Adjusted EBITDA margin of 10.6%
•Net income of $17.6 million with diluted earnings per share of $0.83
•The Board of Directors declared a $0.15 per share cash dividend

CHICAGO, November 3, 2025 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its third quarter ended September 30, 2025.

“We continued our strong 2025 momentum highlighted by our third quarter results that exceeded the high end of our outlook,” said Tom Monahan, CEO of Heidrick & Struggles. “Our teams remained laser focused on partnering with clients through the full suite of our global leadership advisory solutions to meet and solve their needs while developing differentiated, deep, and durable global client relationships. With a focus on being a trusted partner to senior leaders and ensuring Heidrick is a company where the best people do their best work, we aim to drive sustainable growth and profitability which in turn allows us to reinvest into growing top talent while developing client solutions for the future.”

Take Private Transaction

As announced on October 6, 2025, Heidrick entered into a definitive agreement to become a private company with an investor consortium led by Advent International and Corvex Private Equity for $59.00 per share in cash. In light of this transaction, Heidrick will not be hosting an earnings conference call or live webcast to discuss its third quarter 2025 financial results.

Dividend

The Board of Directors declared a 2025 third quarter cash dividend of $0.15 per share payable on November 26, 2025, to shareholders of record at the close of business on November 13, 2025.

Selected Consolidated Results
(Dollars in millions, except per share amounts, and average revenue per executive search in thousands)

	Three Months Ended September 30,
	2025	2024
Revenue before reimbursements (net revenue)	$322.8	$278.6

Adjusted results (a):
Adjusted EBITDA	$34.2	$30.4
Adjusted EBITDA margin	10.6%	10.9%
Net income	$17.6	$14.8
Diluted earnings per share	$0.83	$0.71

Selected Executive Search Data
Revenue before reimbursements (net revenue)	$239.1	$204.4
Ending number of consultants	421	414
Annualized consultant productivity	$2.3	$2.0
Average revenue per executive search	$162	$149
Confirmations (% increase/decrease)	7.1%	5.4%

Selected On-Demand Talent Data
Revenue before reimbursements (net revenue)	$50.9	$46.2

Selected Heidrick Consulting Data
Revenue before reimbursements (net revenue)	$32.8	$27.9
Ending number of consultants	93	84

(a) Non-GAAP financial measures. See Non-GAAP Financial Measures, Reconciliation of Net Income and Operating Income to Adjusted EBITDA at the end of this press release for more information.

2025 Third Quarter Results

Consolidated net revenue increased 15.9%, or $44.3 million, to $322.8 million in the 2025 third quarter compared to consolidated net revenue of $278.6 million in the 2024 third quarter (up 14.2%, or $39.7 million on a constant currency basis). The revenue increase was driven by year-over-year growth in each of the Company’s lines of business — Executive Search, On-Demand Talent, and Heidrick Consulting.

2025 third quarter net income was $17.6 million and diluted earnings per share was $0.83 compared to net income of $14.8 million and diluted earnings per share of $0.71 in the 2024 third quarter.

Adjusted EBITDA increased $3.8 million, or 12.6%, to $34.2 million in the 2025 third quarter compared to $30.4 million in the 2024 third quarter, and 2025 third quarter adjusted EBITDA margin declined 30 basis points to 10.6% compared to 10.9% in the 2024 third quarter.

Executive Search net revenue was $239.1 million in the 2025 third quarter compared to net revenue of $204.4 million in the 2024 third quarter, an increase of $34.7 million, or 17.0% (up $32.3 million, or 15.8% on a constant currency basis). The higher revenue versus the year-ago period was driven by increases of 20.8% in the Americas (up 20.7% on a constant currency basis), 18.0% in Europe (up 12.1% on a constant currency basis), partially offset by a decrease in Asia Pacific of 3.9% (down 3.1% on a constant currency basis) when compared to the 2024 third quarter.

Adjusted EBITDA increased $6.5 million, or 12.8%, to $57.2 million in the 2025 third quarter compared to $50.7 million in the 2024 third quarter, and 2025 third quarter adjusted EBITDA margin was 23.9% compared to 24.8% in the 2024 third quarter.

On-Demand Talent net revenue increased $4.7 million, or 10.1%, to $50.9 million in the 2025 third quarter compared to net revenue of $46.2 million in the 2024 third quarter (up $3.0 million, or 6.6% on a constant currency basis).

Adjusted EBITDA was $2.8 million in the 2025 third quarter compared to $1.8 million in the 2024 third quarter, and Adjusted EBITDA margin was 5.6% compared to 3.8% in the 2024 third quarter.

Heidrick Consulting net revenue increased $4.9 million, or 17.6%, to $32.8 million in the 2025 third quarter compared to net revenue of $27.9 million in the 2024 second quarter (up $4.3 million, or 15.4% on a constant currency basis).

Adjusted EBITDA was a loss of $1.9 million in the 2025 third quarter compared to a loss of $1.0 million in the 2024 third quarter, and Adjusted EBITDA margin was (5.7)% compared to (3.7)% in the 2024 third quarter.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is the world’s foremost advisor on executive leadership, driving superior client performance through premier human capital leadership advisory services. For more than 70 years, we’ve delivered value for our clients by leveraging unrivaled expertise to help organizations discover and enable outstanding leaders and teams. Learn more at www.heidrick.com.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are adjusted EBITDA, adjusted EBITDA margin, and net revenue excluding the impact of exchange rate fluctuations (referred to as constant currency). These measures are presented because management uses this information to monitor and evaluate financial results and allocate resources. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, transaction fees, impairment charges and restructuring charges.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the third quarter of 2025. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine, the conflict between Israel and Hamas and any broader regional conflict in the Middle East, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; the impact from actions by the U.S. presidential administration and Congress; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; risks and uncertainties relating to the transactions contemplated by the Merger Agreement (as defined below), including the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Merger and the related transactions do not close when expected or at all because required regulatory, stockholder, or other approvals and other conditions to closing are not waived, received or satisfied on a timely basis or at all; the risk that the benefits from the Merger may not be fully realized; and the diversion of management’s attention and time to the Merger from ongoing business operations and opportunities. We caution the reader that the list of factors may not be exhaustive. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading "Risk Factors" in Item 1A, and any subsequent Company filings with the Securities and Exchange Commission ("SEC"). We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading "Risk Factors" in Item 1A, and our subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Vance Edelson
Vance.Edelson@icrinc.com

Media:
Bianca Wilson, Global Director, Public Relations
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2025	2024	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$322,837	$278,559	$44,278	15.9%
Reimbursements	5,059	4,256	803	18.9%
Total revenue	327,896	282,815	45,081	15.9%

Operating expenses
Salaries and benefits	217,836	183,025	34,811	19.0%
General and administrative expenses	41,778	39,740	2,038	5.1%
Cost of services	37,644	31,030	6,614	21.3%
Research and development	6,418	5,682	736	13.0%
Reimbursed expenses	5,059	4,256	803	18.9%
Total operating expenses	308,735	263,733	45,002	17.1%

Operating income	19,161	19,082	79	0.4%

Non-operating income (loss)
Interest, net	3,436	2,570
Other, net	3,884	(555)
Net non-operating income	7,320	2,015

Income before income taxes	26,481	21,097

Provision for income taxes	8,835	6,268

Net income	17,646	14,829

Other comprehensive income (loss), net of tax	(261)	6,996

Comprehensive income	$17,385	$21,825

Weighted-average common shares outstanding
Basic	20,735	20,357
Diluted	21,316	21,024

Earnings per common share
Basic	$0.85	$0.73
Diluted	$0.83	$0.71

Salaries and benefits as a % of net revenue	67.5%	65.7%
General and administrative expenses as a % of net revenue	12.9%	14.3%
Cost of services as a % of net revenue	11.7%	11.1%
Research and development as a % of net revenue	2.0%	2.0%
Operating margin	5.9%	6.9%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2025	2024	$ Change	% Change	2025 Margin[1]	2024 Margin[1]
Revenue
Executive Search
Americas	$162,508	$134,545	$27,963	20.8%
Europe	50,927	43,143	7,784	18.0%
Asia Pacific	25,648	26,701	(1,053)	(3.9)%
Total Executive Search	239,083	204,389	34,694	17.0%
On-Demand Talent	50,910	46,231	4,679	10.1%
Heidrick Consulting	32,844	27,939	4,905	17.6%
Revenue before reimbursements (net revenue)	322,837	278,559	44,278	15.9%
Reimbursements	5,059	4,256	803	18.9%
Total revenue	$327,896	$282,815	$45,081	15.9%

Adjusted EBITDA
Executive Search
Americas	$48,893	$40,465	$8,428	20.8%	30.1%	30.1%
Europe	6,578	5,022	1,556	31.0%	12.9%	11.6%
Asia Pacific	1,760	5,247	(3,487)	(66.5)%	6.9%	19.7%
Total Executive Search	57,231	50,734	6,497	12.8%	23.9%	24.8%
On-Demand Talent	2,837	1,763	1,074	(60.9)%	5.6%	3.8%
Heidrick Consulting	(1,864)	(1,025)	(839)	(81.9)%	(5.7)%	(3.7)%
Total segments	58,204	51,472	6,732	13.1%	18.0%	18.5%
Research and Development	(4,615)	(4,606)	(9)	(0.2)%	(1.4)%	(1.7)%
Global Operations Support	(19,345)	(16,451)	(2,894)	(17.6)%	(6.0)%	(5.9)%
Total Adjusted EBITDA	$34,244	$30,415	$3,829	12.6%	10.6%	10.9%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$923,663	$822,382	$101,281	12.3%
Reimbursements	13,583	12,408	1,175	9.5%
Total revenue	937,246	834,790	102,456	12.3%

Operating expenses
Salaries and benefits	616,514	535,330	81,184	15.2%
General and administrative expenses	125,386	127,556	(2,170)	(1.7)%
Cost of services	102,297	88,158	14,139	16.0%
Research and development	18,847	17,002	1,845	10.9%
Impairment charges	—	16,224	(16,224)	(100.0)%
Restructuring charges	—	6,939	(6,939)	(100.0)%
Reimbursed expenses	13,583	12,408	1,175	9.5%
Total operating expenses	876,627	803,617	73,010	9.1%

Operating income	60,619	31,173	29,446	94.5%

Non-operating income
Interest, net	10,030	9,268
Other, net	4,594	3,013
Net non-operating income	14,624	12,281

Income before income taxes	75,243	43,454

Provision for income taxes	23,218	19,750

Net income	52,025	23,704

Other comprehensive income, net of tax	8,760	811

Comprehensive income	$60,785	$24,515

Weighted-average common shares outstanding
Basic	20,617	20,254
Diluted	21,377	21,144

Earnings per common share
Basic	$2.52	$1.17
Diluted	$2.43	$1.12

Salaries and benefits as a % of net revenue	66.7%	65.1%
General and administrative expenses as a % of net revenue	13.6%	15.5%
Cost of services as a % of net revenue	11.1%	10.7%
Research and development as a % of net revenue	2.0%	2.1%
Operating margin	6.6%	3.8%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025 Margin[1]	2024 Margin[1]
Revenue
Executive Search
Americas	$467,082	$418,302	$48,780	11.7%
Europe	148,769	124,706	24,063	19.3%
Asia Pacific	74,796	72,829	1,967	2.7%
Total Executive Search	690,647	615,837	74,810	12.1%
On-Demand Talent	141,340	125,983	15,357	12.2%
Heidrick Consulting	91,676	80,562	11,114	13.8%
Revenue before reimbursements (net revenue)	923,663	822,382	101,281	12.3%
Reimbursements	13,583	12,408	1,175	9.5%
Total revenue	$937,246	$834,790	$102,456	12.3%

Adjusted EBITDA
Executive Search
Americas	$139,770	$130,448	$9,322	7.1%	29.9%	31.2%
Europe	17,008	11,215	5,793	51.7%	11.4%	9.0%
Asia Pacific	7,302	10,182	(2,880)	(28.3)%	9.8%	14.0%
Total Executive Search	164,080	151,845	12,235	8.1%	23.8%	24.7%
On-Demand Talent	4,265	(787)	5,052	641.9%	3.0%	(0.6)%
Heidrick Consulting	(3,405)	(4,447)	1,042	23.4%	(3.7)%	(5.5)%
Total segments	164,940	146,611	18,329	12.5%	17.9%	17.8%
Research and Development	(13,877)	(14,312)	435	3.0%	(1.5)%	(1.7)%
Global Operations Support	(53,845)	(47,205)	(6,640)	(14.1)%	(5.8)%	(5.7)%
Total Adjusted EBITDA	$97,218	$85,094	$12,124	14.2%	10.5%	10.3%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024

Current assets
Cash and cash equivalents	$454,640	$515,627
Marketable securities	73,442	47,896
Accounts receivable, net	204,085	134,331
Prepaid expenses	31,553	28,718
Other current assets	49,716	39,935
Income taxes recoverable	10,200	6,470
Total current assets	823,636	772,977

Non-current assets
Property and equipment, net	55,513	51,685
Operating lease right-of-use assets	79,189	83,518
Assets designated for retirement and pension plans	11,310	9,976
Investments	72,537	58,290
Other non-current assets	26,262	25,500
Goodwill	142,464	137,861
Other intangible assets, net	8,949	12,483
Deferred income taxes	44,402	41,898
Total non-current assets	440,626	421,211

Total assets	$1,264,262	$1,194,188

Current liabilities
Accounts payable	$20,281	$25,088
Accrued salaries and benefits	366,127	353,531
Deferred revenue	56,110	51,085
Operating lease liabilities	18,182	17,653
Other current liabilities	67,450	21,369
Income taxes payable	10,825	14,287
Total current liabilities	538,975	483,013

Non-current liabilities
Accrued salaries and benefits	38,945	58,547
Retirement and pension plans	88,193	72,138
Operating lease liabilities	83,100	83,152
Other non-current liabilities	4,380	42,905
Deferred income taxes	1,449	1,616
Total non-current liabilities	216,067	258,358

Total liabilities	755,042	741,371

Stockholders’ equity	509,220	452,817

Total liabilities and stockholders’ equity	$1,264,262	$1,194,188

Heidrick & Struggles International, Inc.
Reconciliation of Net Income to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue before reimbursements (net revenue)	$322,837	$278,559	$923,663	$822,382

Net income	17,646	14,829	52,025	23,704
Interest, net	(3,436)	(2,570)	(10,030)	(9,268)
Other, net	(3,884)	555	(4,594)	(3,013)
Provision for income taxes	8,835	6,268	23,218	19,750
Operating income	19,161	19,082	60,619	31,173

Adjustments
Depreciation	3,760	2,997	10,367	7,480
Intangible amortization	1,623	1,953	4,878	6,170
Earnout accretion	517	478	1,534	1,413
Earnout fair value adjustments	—	—	(2,315)	1,211
Acquisition contingent compensation	2,627	2,947	7,014	8,220
Deferred compensation plan	3,895	2,958	8,735	6,264
Reorganization costs	911	—	4,636	—
Transaction fees	1,750	—	1,750	—
Impairment charges	—	—	—	16,224
Restructuring charges	—	—	—	6,939
Total adjustments	15,083	11,333	36,599	53,921

Adjusted EBITDA	$34,244	$30,415	$97,218	$85,094
Adjusted EBITDA margin	10.6%	10.9%	10.5%	10.3%